UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  November 23, 2004

MACK-CALI REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11 Commerce Drive, Cranford, New Jersey,            07016
   (Address of Principal Executive Offices)              (Zip Code)

(908) 272-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

        On November 23, 2004, Mack-Cali Realty Corporation (the “Company”), through its operating partnership, Mack-Cali Realty, L.P. (the “Operating Partnership”), refinanced its unsecured revolving credit facility with a group of 27 lender banks on terms and conditions set forth in the Second Amended and Restated Revolving Credit Agreement dated as of November 23, 2004 (the “Credit Agreement”). The Company and certain of its subsidiaries are the guarantors of the obligations of the Operating Partnership under the Credit Agreement.

        The lending group for the credit facility consists of: JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; The Bank of Nova Scotia, New York Agency, as documentation agent; Wachovia Bank, National Association, as documentation agent; Wells Fargo Bank, National Association, as documentation agent; SunTrust Bank, as senior managing agent; PNC Bank, National Association, as managing agent; Citicorp North America, Inc., as managing agent; US Bank National Association, as managing agent; Allied Irish Bank; Amsouth Bank; Bank of China, New York Branch; The Bank of New York; Chevy Chase Bank, F.S.B.; Deutsche Bank Trust Company Americas; Mizuho Corporate Bank, Ltd.; UFJ Bank Limited, New York Branch; Bank of Ireland; Comerica Bank; Chang HWA Commercial Bank, Ltd., New York Branch; First Commercial Bank, New York Agency; First Horizon Bank, A Division of First Tennessee Bank, N.A.; Bank of Taiwan; Chiao Tung Bank, Ltd.; Citizens Bank; Hua Nan Commercial Bank, New York Agency; and Taipei Bank, New York Agency.

The essential terms of the Credit Agreement provide for:

1. A three-year term with a one-year extension option;

2. Loans or other extensions of credit to be made to the Operating Partnership in an aggregate principal amount of up to $600 million (expandable to $800 million);

3. An interest rate of the London Inter-Bank Offered Rate (“LIBOR”) plus 65 basis points;

4. A facility fee of 20 basis points; and

5. The interest rate and facility fee are subject to adjustment, on a sliding scale, based on the Operating Partnership’s debt ratings.

        The Credit Agreement contains customary events of default, including among others, nonpayment of principal, interest, fees or other amounts; material inaccuracy of representations; violation of covenants; and certain bankruptcy events. If an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance under the Credit Agreement may become immediately due and payable.

        A copy of the Credit Agreement is filed herewith as Exhibit 10.1.

        The Company announced the refinancing of the credit facility on November 23, 2004. A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit Agreement among Mack-Cali Realty, L.P.,
JPMorgan Chase Bank, N.A., Bank of America, N.A., and other lending institutions that are or may become a party to the Second Amended and Restated Revolving Credit
Agreement dated as of November 23, 2004.

99.1	Press Release of Mack-Cali Realty Corporation dated November 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2004	MACK-CALI REALTY CORPORATION By: /s/ ROGER W. THOMAS —————————————— Roger W. Thomas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit Agreement among Mack-Cali Realty, L.P.,
JPMorgan Chase Bank, N.A., Bank of America, N.A., and other lending institutions that are or may become a party to the Second Amended and Restated Revolving Credit
Agreement dated as of November 23, 2004.

99.1	Press Release of Mack-Cali Realty Corporation dated November 23, 2004.